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Abstract nr. - FVIIa-CTP and FIX-CTP, a novel long-acting coagulation factors with prolonged haemostatic effect and improved recovery in FVIII-/- and FIX-/- mice

Background:

Prolor Biotech Inc. develops biobetter long acting versions of Factor VIIa and Factor IX utilizing a technology called CTP which involves fusion of the C terminus peptide of beta hCG to a target protein. The technology was clinically validated and proven as a safe and efficient way for increasing the half-life of several therapeutic proteins while maintaining their biological activity.

Aims:

To determine the pharmacokinetic, pharmacodynamic and haemostatic effect of FVIIa-CTP and FIX-CTP in FVIII-/- and FIX -/- mice.

Methods:

FVIIa-CTP and FIX-CTP were expressed in CHO cells transfected with the proper genes and purified. FVIIa-CTP and FIX-CTP were administered to FVIII-/- and FIX-/- mice, PK and PD profiles were determined and the long acting homeostasis effect was evaluated and compared to the commercial products following bleeding challenge.

Results:

FVIIa-CTP pharmacokinetic parameters, as assessed by a clotting assay(Staclot), were superior to those of rFVIIa. Its half-life and AUC were 5 and 3.5 fold higher, respectively, in FVIII-/- mice and recovery was 2 times higher as compared to rFVIIa. In a TVT study, FVIIa-CTP had a profound survival effect, which was maintained for more than 48 hours. Following CTP fusion, FVIIa specific activity was only slightly reduced. FIX-CTP half life (as measured by aPTT) was 4 times longer than rFIX and a significant reduction in bleeding duration and intensity following a tail vein bleeding challenge in FIX -/-mice was observed 48 hr post dosing. Fusion of CTP significantly improved rFIX recovery in 2 folds, while its specific activity was slightly reduced.

Conclusion:

Fusion of CTP to FVIIa and FIX was well tolerated, markedly enhanced pharmacokinetics, increased exposure, increased recovery and prolonged hemostatic effect in hemophilic mice. Our data suggest that CTP fused coagulation factors have the potential to significantly improve the prophylactic and on demand treatment in patients with hemophilia.

 © Copyright 2012 5th Annual Congress EAHAD. All rights reserved. Sunday 27th of November 2011 11:56:40

Author(s)

G. Hart

M. Zakar

O. Hershkovitz

A. Bar-Ilan

E. Fima

Institute(s)

Prolor Biotech Inc. ; 7 Golda Meir, Nes- Ziona ,Israel 74140 (1)

Prolor Biotech Inc. ; 7 Golda Meir, Nes- Ziona, Israel 74140 (2)

Prolor Biotech Inc. ; 7 Golda Meir ,Nes- Ziona Israel 74140 (3)

Prolor Biotech Inc. ; 7 Golda Meir ,Nes- Ziona Israel 74140 (4)

Prolor Biotech Inc. ; 7 Golda Meir ,Nes- Ziona Israel 74140 (5)

© Copyright 2012 5th Annual Congress EAHAD. All rights reserved. Sunday 27th of November 2011 11:56:40 AM

CTP - A CLINICALLY VALIDATED TECHNOLOGY FOR ELONGATING THE HALF LIFE OF COAGULATION FACTORS, ENABLING A PROLONGED HAEMOSTATIC ACTIVITY IN HEMOPHILIC ANIMAL MODEL.

PROLOR BIOTECH
Protein. Longevity. Redefined

Gili Hart[1], Miri Zakar[1], Paul E. Monahan[2], Ahuva Bar-Ilan[1], Oren Hershkovitz[1] and Eyal Fima[1]

1. PROLOR Biotech, Nes- Ziona Israel
2. UNC, Chapel Hill, NC USA

Introduction: Prolor Biotech Inc. is a clinical stage public company developing biobetter long acting versions of existing therapeutic proteins utilizing a technology called CTP. The technology involves fusion of the C terminus peptide of hCG to one or both ends of the target protein. The technology was clinically validated and proven as a safe and efficient way for increasing the half-lives of several therapeutic proteins while maintaining their biological activity.

Methods: FVIIa-CTP and FIX-CTP were expressed in CHO cells transfected with the proper genes and purified utilizing a purification process including a CTP specific step. FVIIa-CTP and FIX-CTP were administered to murine FVIII-/- and FIX-/- mice, PK and PD profiles were determined and the long acting homeostasis effect was evaluated following bleeding challenge and compared to commercial products.

CTP Long lasting Clotting Factors Program: Summary & Perspectives

FVIIa-CTP

- Pharmacokinetic parameters, as assessed by a clotting assay, were superior to those of rFVIIa. Its halflife and AUC were 5 and 3.5 fold higher, respectively and significantly improved recovery was observed.
- In a TVT study, FVIIa-CTP had a profound survival effect, which was maintained for a significantly longer period.
- FVIIa-CTP specific activity was comparable to FVIIa.

FIX-CTP

- FIX-CTP half life, as assessed by a clotting assay, was 4-5 times longer than rFIX. Fusion of CTP significantly improved FIX recovery while its specific activity was slightly reduced.
- A significant reduction in bleeding duration and intensity following a tail vein bleeding challenge in FIX -/-mice was observed.

Fusion of CTP to FVIIa and FIX has a markedly enhanced pharmacokinetics, increased exposure, increased recovery and a prolonged hemostatic effect in hemophilic mice. Our data suggest that CTP fused coagulation factors might be useful for improving prophylactic and on-demand therapy in patients.

Long acting FVII-CTP Demonstrates Improved Recovery, PK profile and prolonged Haemostatic Effect

Factor VIIa-CTP Showed Superior Recovery, Efficacy and Longevity in FVIII-/- Mice

Factor VIIa-CTP Improved In Vivo Recovery (IVR)

Test Article	Practical Inj. Dose (U/ml)	Cmax U/ml	% IVR
NovoSeven	1.23e6	4.25e4	30
rFVIIa-CTP	1.29e6	9.74e4	64.6

PK Study in FVIII-/-Mice

NovoSeven
FVIIa-CTP
Hours post dosing

Factor VIIa-CTP Improves In Vivo Thrombin Generation Performance

NS
FVIIa-CTP
Time after injection
Time after injection

PK Parameters

PK Par.	NovoSeven	FVIIa-CTP
Half-life$_\alpha$ (0.5-12hr)	0.94	1.97
Half-life$_\beta$ (12-48hr)	NA	4.62
AUC (mU*hr/ml)	5.80E+07	1.90E+08
CL/Kg (ml/hr/Kg)	1034	316
MRT (hr)	1.3	6.7

FVIIa-CTP has a Profound Survival Effect as Compared to FVIIa Following TVT

FVIII -/- mice were administered IV with ~1.6e5U of NS or FVII-CTP, (10 mice). Five mice (per time point) were injected with 200ul of vehicle as control.
15 min, 24 hr post dosing the tail vein was cut. Animals survival and clinical condition were evaluated for 24 hours.

Injection
24 hrs Survival and Clinical Observation
TVT 15 min/ 24 hr Post dosing
Overall %Survival

TVT in FVIII-/- Mice

90%
40%
% Survival 24h after TVT
15 min
24 hr

Long acting FIX-CTP Demonstrates Improved Recovery, PK profile and prolonged Haemostatic Effect

FIX –CTP has an Improved PK parameters in SD Rats

Test Article	T1/2 α (hr)	T1/2 β (hr)
FIX-CTP	(0.5-8) 7	(8-48) 25
rFIX	(0.5-24) 4.9	

FIX-CTP Demonstrates Improved In –Vivo Recovery and Superior PK profile (One stage clotting assay in FIX-/- Mice

In-Vivo Recovery

FIX-CTP
BeneFIX

BeneFIX
FIX-CTP
% clotting activity

Factor IX-CTP Showed Superior Efficacy and Longevity in FIX-/- Mice Following Bleeding Challenge

Bleeding Intensity
OD value
FIX-CTP
BeneFIX
FIX-KO
Bleeding Time
Time (minute)

Rest
BeneFIX /FIX-CTP
Bleeding Event
Re-Bleeding Event
Spontaneous Bleeding Observation

Survival Outcome following 12 hours Observation post bleeding challenge.

Mouse group	Delayed re-bleeding	Death or Distress Requiring Euthanasia
FIX-CTP (100IU/kg)	0/5 (0%)	0/5
BeneFIX (100IU/kg)	3/6 (50%)	0/6
FIX-/- (untreated)	5/6 (100%)	1/6